Exhibit (a7)
                                 CMC FUND TRUST

                                 AMENDMENT NO. 7
                                       TO
                          RESTATED DECLARATION OF TRUST


     The undersigned officer of CMC Fund Trust (the "Trust") certifies that the following amendment to the Restated Declaration of Trust dated October 13, 1993 of the Trust was duly adopted by the Trustees of the Trust effective 2003.

     1. Section 3.06 is amended to add new Sections 3.06.6-12, 3.06.6-13, 3.06.6-14, 3.06.6-15, 3.06.6-16, 3.06.6-17, 3.06.6-18, 3.06.6-19, 3.06.6-20,
3.06.6-21, 3.06.6-22, 3.06.6-23, 3.06.6-24 and 3.06.6-25 to read in its entirety as follows:

            "3.06-12 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the ninth Series to be designated as follows: CMC Enhanced S&P 500 Index Fund."

            "3.06-13 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the tenth Series to be designated as follows: CMC Large Cap Growth Fund."

            "3.06-14 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the eleventh Series to be designated as follows:
            CMC Large Cap Value Fund."

            "3.06-15 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the twelfth Series to be designated as follows: CMC Mid Cap Growth Fund."

            "3.06-16 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the thirteenth Series to be designated as follows:
            CMC Mid Cap Value Fund."

            "3.06-17 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the fourteenth Series to be designated as follows:
            CMC Small Cap Growth Fund."

            "3.06-18 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the fifteenth Series to be designated as follows:
            CMC Small Cap Value Fund."

            "3.06-19 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the sixteenth Series to be designated as follows:
            CMC Emerging Markets Equity Fund."
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            "3.06-20 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the seventeenth Series to be designated as follows:
            CMC Core Plus Bond Fund."

            "3.06-21 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the eighteenth Series to be designated as follows:
            CMC Government Bond Fund."

            "3.06-22 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the nineteenth Series to be designated as follows:
            CMC Corporate Bond Fund."

            "3.06-23 Subject to the relative rights and preferences and other terms of this Declaration of Trust, the Trustees authorize the establishment of the twentieth Series to be designated as follows:
            CMC Mortgage and Asset-Backed Securities Fund."



Dated:                        , 2003
      ------------------------

                                                         /s/ JEFF B. CURTIS
                                                         -----------------------
                                                         Jeff B. Curtis
                                                         President